                        INDEPENDENT AUDITOR'S REPORT



Members
Roberts Wireless Communications, LLC

          We have audited the accompanying consolidated balance sheets of Roberts Wireless Communications, LLC (the Company) as of December 31, 2000 and 1999, and the related consolidated statement of income, members' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

          We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

          In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Roberts Wireless Communications, LLC as of December 31, 2000 and 1999, and the results of their operations and their cash flows for the year then ended, in accordance with generally accepted accounting principles.




                                                   MELMAN, ALTON & CO., L.L.C.



March 24, 2001





                                        ROBERTS WIRELESS COMMUNICATIONS, LLC AND SUBSIDIARY
                                                    CONSOLIDATED BALANCE SHEETS
                                                    DECEMBER 31, 2000 AND 1999


                                                   ASSETS
Current Assets                                                         2000                         1999
                                                              -----------------------       ---------------------

   Cash                                                       $                     -       $          3,144,756
   Accounts Receivable                                                      3,704,786                     389,951
   Inventory                                                                1,156,207                     226,968
   Prepaid Rent                                                               364,296                     120,000
   Note Receivable                                                         16,375,106                           -
                                                              -----------------------       ---------------------
      Total Current Assets                                                 21,600,395                   3,881,675
                                                              -----------------------       ---------------------
Fixed Assets
  Land and Buildings                                                        1,329,270                     216,335
  Communication Equipment                                                  71,429,741                  14,208,718
  Furniture & Fixtures                                                        996,812                     191,207
  Vehicles                                                                    113,553                     170,000
                                                              -----------------------       ---------------------
      Total Cost                                                           73,869,376                  14,786,260
 Less:  Accumulated depreciation                                          (6,732,648)                 (1,454,939)
                                                              -----------------------       ---------------------
      Total Fixed Assets                                                   67,136,728                  13,331,321
                                                              -----------------------       ---------------------
Intangible Assets (net of amortization)                                     6,378,893                  10,129,487
Debt Issuance Costs (net of amortization)                                   1,849,450                           -
Other Noncurrent Assets                                                        24,879                           -
                                                              -----------------------       ---------------------
      Total Assets                                            $           96,990,345        $         27,342,483
                                                              =======================       =====================


                                      LIABILITIES AND MEMBERS' EQUITY

Current Liabilities
   Accounts Payable and Accrued Expenses                      $            18,616,283       $           2,371,177
   Note Payable and Other Current Liability                                37,320,272                           -
      Total Current Liabilities                                            55,936,555                   2,371,177
                                                              -----------------------       ---------------------
Long Term Liabilities
   Notes Payable                                                           56,000,000                  25,011,439
                                                              -----------------------       ---------------------
      Total Liabilities                                                   111,936,555                  27,382,616
Commitments and Contingencies
                                                              -----------------------       ---------------------
Members Equity                                                           (14,946,210)                    (40,133)
                                                              -----------------------       ---------------------
      Total Liabilities and Equity                            $            96,990,345       $          27,342,483
                                                              =======================       =====================


See accompanying notes and accountant's report.







                                              ROBERTS WIRELESS COMMUNICATIONS, L.L.C.
                                               CONSOLIDATED STATEMENTS OF OPERATIONS



                                                             December 31,                   December 31,
                                                                2000                           1999
                                                        -------------------------    -------------------------
Revenues:
     Subscriber revenues                                 $    8,492,521              $      2,025,110
     Roaming and travel revenues                              4,920,614                       469,328
                                                        -------------------------    -------------------------
     Service revenues                                        13,413,135                     2,494,438
     Product sales                                            1,315,616                       379,259
                                                        -------------------------    -------------------------

         Total Revenue                                       14,728,751                     2,873,697
                                                        -------------------------    -------------------------

Cost and expenses:
     Cost of services and operations                         10,004,526                     1,748,565
     Cost of products sold                                    2,493,853                       834,236
     Selling and marketing                                    6,975,964                     2,025,429
     General and administrative expenses                      2,507,262                       702,829
     Depreciation and amortization                            5,671,944                     1,799,281
                                                        -------------------------    -------------------------

         Total costs and expenses                            27,653,549                     7,110,340
                                                        -------------------------    -------------------------

         Loss from operations                               (12,924,798)                   (4,236,643)
     Interest and other income                                   98,085                        65,739
     Interest expense                                        (3,279,364)                     (417,337)
                                                        -------------------------    -------------------------

         Net Loss                                       $   (16,106,077)              $    (4,588,241)
                                                        =========================    =========================


See accompanying notes and accountant's report.






                                        ROBERTS WIRELESS COMMUNICATIONS, LLC AND SUBSIDIARY
                                       CONSOLIDATED STATEMENTS OF MEMBERS' EQUITY (DEFICIT)
                                              YEARS ENDED DECEMBER 31, 2000 AND 1999


                                                                            CONTRIBUTED
                                                     CONTRIBUTED             CAPITAL
                                                      CAPITAL                RELATED          ACCUMULATED             MEMBERS'
                                                      MEMBERS                ENTITIES          DEFICIT                EQUITY
                                                    --------------     --------------       ---------------     -----------------

MEMBERS' EQUITY (DEFICIT)-DECEMBER 31, 1998         $    1,176,200     $     3,709,129     $    (3,632,381)     $       1,252,948
CONTRIBUTED CAPITAL - MEMBERS                            2,903,000                                                      2,903,000
CONTRIBUTED CAPITAL - RELATED ENTITIES                                         392,160                                    392,160
NET LOSS                                                                                        (4,588,241)           (4,588,241)
                                                    --------------     ---------------     ----------------     -----------------
MEMBERS EQUITY(DEFICIT)-DECEMBER 31, 1999           $    4,079,200     $     4,101,289     $    (8,220,622)     $        (40,133)
CONTRIBUTED CAPITAL - MEMBERS                            1,200,000                                                      1,200,000
NET LOSS                                                                                       (16,106,077)          (16,106,077)
                                                    --------------     ---------------     ----------------     -----------------
MEMBERS EQUITY(DEFICIT)-DECEMBER 31, 2000           $    5,279,200     $     4,101,289     $   (24,326,699)     $    (14,946,210)
                                                    ==============     ===============     ================     =================


See accompanying notes and accountant's report.






                                        ROBERTS WIRELESS COMMUNICATIONS, LLC AND SUBSIDIARY
                                               CONSOLIDATED STATEMENTS OF CASH FLOWS
                                              YEARS ENDED DECEMBER 31, 2000 AND 1999


                                                                      2000                     1999
                                                               -------------------       ------------------

Cash Flows From Operating Activities:
  Net Loss                                                     $       (16,106,077)      $     (4,588,241)
  Adjustments to reconcile net loss to net
    cash used in operating activities:
    Depreciation and amortization                                       5,671,944               1,799,281
  Change in assets and liabilities:
    Increase in accounts receivable                                    (3,314,835)             (1,073,722)
    Increase in inventory                                                (929,239)               (226,968)
    Increase in accounts payable and accrued expenses                  14,995,688               2,371,177
    (Increase) decrease in deposits                                       (24,879)              1,000,000
    Increase in prepaid expenses                                         (244,296)               (120,000)
                                                              -------------------        ------------------
Net Cash Provided by (Used in) Operating Activities                        48,306                (838,473)
                                                              -------------------        ------------------
Cash Flows From Investing Activities
  Additions to fixed assets and operating rights                      (55,612,297)            (22,489,025)
                                                              -------------------        ------------------
  Net Cash Used in Investing Activities                               (55,612,297)            (22,489,025)
                                                              -------------------        ------------------

Cash Flows From Financing Activities:
  Increase in loan costs                                                 (714,492)             (1,521,841)
  Proceeds from contributed capital                                     1,200,000               2,903,000
  Proceeds from debt                                                   51,613,455              25,011,439
                                                              -------------------        ------------------
Net Cash Provided by Financing Activities                              52,098,963              26,392,598
                                                              -------------------        ------------------
Net Increase (Decrease) in Cash                                        (3,465,028)              3,065,100
Cash and cash equivalents at Beginning of Year                          3,144,756                  79,656
                                                              -------------------        ------------------
Cash (Bank Overdraft) at End of Year                          $          (320,272)       $      3,144,756
                                                              ===================        ==================


Supplemental Disclosure
                                                              -------------------        ------------------
  Cash Paid for Interest                                      $         1,697,952        $              -
                                                              ===================        ==================

See accompanying notes and accountant's report.





            ROBERTS WIRELESS COMMUNICATIONS, LLC AND SUBSIDIARY
                 CONSOLIDATED NOTES TO FINANCIAL STATEMENTS
                         DECEMBER 31, 2000 AND 1999




1)       Organization and Business Policies


         Nature of Operations

                  Roberts Wireless Communications, LLC (The Company) was formed May, 1998 as a limited liability company, to engage in the business of wireless communications and is currently operating as a Sprint PCS affiliate.


         Interim Network Operating Agreement/Asset Purchase

         On January 21, 1999, Sprint PCS assigned the Columbia, MO Basic Trading Area ("BTA") and the Jefferson City, MO BTA service areas to the Company through a purchase agreement. This assignment included an agreement whereby the Company receives 92% of billed revenue generated by subscribers in these markets. At the time of this assignment, the Company was in the process of building its master switching center [MSC], thus not capable of operating the network. The Company and Sprint entered into an Interim Network Operating Agreement whereby the twenty-three cell sites located in the Columbia and Jefferson City, MO service areas would remain on the Sprint PCS St. Louis switch, and, Sprint PCS would continue to maintain such properties until: a) all leases for cell sites in both service areas had been transferred from Sprint PCS to the Company and b) The Company paid Sprint PCS in full for the "Asset Purchase". On September 8, 1999, the Asset Purchase was consummated although three of the total twenty-three leases had not been transferred. From January 21, 1999 through April 4, 2000, the Company incurred Interim Network Operating fees of varying amounts based upon the number of cell site leases not transferred. On May 19, 2000, all cell sites in the Columbia and Jefferson City service areas were transferred off the Sprint PCS switch and connected to the Company's switch.

         The purchase price for the operating rights and related equipment totaled $12.9 million. The fair value of the equipment was $4 million. The remaining $8.9 million was recorded as an intangible asset and is being amortized over the remaining life of the Sprint Agreement of 18 years.


         Wholly-owned Subsidiary

         The Company owns 100% of Roberts Wireless Properties, LLC. This subsidiary is inactive.

2)       Summary of Significant Accounting Policies

         Use of Estimates

                  Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of any contingent assets and liabilities, and the reported revenues and expenses.





            ROBERTS WIRELESS COMMUNICATIONS, LLC AND SUBSIDIARY
                 CONSOLIDATED NOTES TO FINANCIAL STATEMENTS
                         DECEMBER 31, 2000 AND 1999


         Inventory

                  Inventory consists of handsets and related accessories. Inventories purchased for resale will be carried at the lower of cost (first-in, first-out), or market. Market will be determined using replacement cost.


         Property and Equipment

                  Property and equipment are reported at cost less accumulated depreciation. Repair and maintenance costs are charged to expense as incurred; significant renewals and betterments are capitalized.

                  When depreciable assets are retired or otherwise disposed of, the related costs and accumulated depreciation are removed from the respective accounts, and any gains or losses on disposition are recognized in income.

                  Property and equipment are depreciated using the straight-line method based on estimated useful lives of the assets. Asset lives are as follows:

                  Buildings                             39  years
                  Furniture and Fixtures               5-7  years
                  Communication Equipment             5-15  years
                  Vehicles                               5  years

         Recently Issued Accounting Pronouncements

                  The Company does not believe that any recently issued accounting pronouncements will have a material impact on its financial position, results of operations or cash flows.

         Revenue Recognition

                  The Company recognizes revenue as services are performed. Sprint PCS handles the Company's billings and collections and retains 8% of collected service revenues from Sprint PCS subscribers based in the Company's territory and from non-Sprint PCS subscribers who roam onto the Company's network. The amount retained by Sprint PCS is recorded as an operating expense. Revenues generated from the sale of handsets and accessories and from roaming services provided to Sprint PCS customers who are not based in the Company's territory are not subject to the 8% retainage.


         Advertising costs

                  Advertising costs are expensed as incurred. Advertising expenses totaled approximately $3,143,566 during 2000 and $565,751 during 1999.

         Accrual Basis of Accounting

                  Assets and liabilities and income and expenses are recognized on the accrual basis of accounting.


         Concentration of Credit Risk

                  The Company maintains deposits in excess of federally insured limits. Statement of Financial Accounting Standards No. 105 identifies these items as a concentration of credit risk requiring disclosure, regardless of the degree of risk. The risk is managed by maintaining all deposits in high quality financial institutions.

         Accounts Receivable

                  The Company uses the allowance method for recognizing bad debts.

         Amortization

                  Loan costs are capitalized and amortized over the term of the loan on a straight-line basis over eight years.

         Income Taxes

                  No income tax provision has been included in the financial statements, since income or loss of the limited liability company is reported by the members on their individual tax returns.

3)       Note Payable and Other Current Liability


         Note Payable - Alamosa              $                    37,000,000
         Origination Date:                                     July 31, 2000
         Collateral:                                     Membership Interest
         Maturity Date:                                    At merger closing
         Interest Rate:                                                 9.5%
         Balance December 31, 2000           $                    37,000,000
         Bank Overdraft                                              320,272
                                            --------------------------------
                                             $                    37,320,272
                                            ================================

       The note payable was paid off February 14, 2001, when the merger with Alamosa was completed.

4)    Long Term Debt

       Note payable - DLJ Origination date: September 8, 1999 Collateral:
       All assets owned by the company.
       Maturity Date: September 8, 2007                        $56,000,000
                                                               ===========

                  The Company entered into a credit agreement with Lucent. The financing terms permit the Company to borrow $56 million through three commitment tranches to finance the costs of equipment and services purchased from Lucent. In exchange for Lucent base stations purchased by the Company in connection with the swap-out of 23 Nortel base stations, Lucent agreed to give the Company credits amounting to $2,061,428 to be used for future purchases of Lucent products. This loan was paid off on February 14, 2001, when the merger with Alamosa was completed.

                  The loan shall bear interest at the alternate base rate
         (ABR), plus the applicable margin set forth as follows:

                  The applicable margin for ABR Borrowings is a percentage per annum based on the ratio of total debt to annualized earnings before interest, taxes, depreciation, and amortization ("EBITDA") of the Borrower as of the prior fiscal quarter (calculated on a rolling 12-month basis) as follows:


                                               Applicable Margin for
               Leverage                            ABR Borrowings
        ----------------------------        ------------------------------
         > 10 x                                        3.50%
         = or < 10 x but > 6 x                         3.25%
         = or < 6 x but > 4 x                          3.00%
         = or < 4x                                     2.75%

                  The interest rate at December 31, 2000 approximated
         11.5%.

                  Maturities of long-term debt for the years succeeding December 31, 2000 were scheduled as follows: This note was paid off on February 14, 2001 (Note 7).


                      Year                              Amount
           --------------------------         -----------------------
                      2001                     $                   0
                      2002                                         0
                      2003                                 5,002,288
                      2004                                 5,002,288
                      2005                                 5,002,288
                   Thereafter                             40,993,136
                                              ----------------------
                                               $          56,000,000
                                              ======================


5)       Related Party Transactions and Lease Commitments

                  Capital has been contributed by related entities of the Company. Capital was contributed in the form of expenditures paid by related entities.

                  During the year 2000, the Company entered into a loan agreement with Roberts Tower Company. At December 31, 2000, the amount outstanding was $16,375,106. The loan was fully repaid on February 14, 2001. Roberts Tower Company is a corporation owned by the members of the Company.

                  Agreements with Affiliates - The Company has entered into an agreement with Roberts Tower Company for the rental of broadcasting equipment. Amounts paid / accrued under the agreement totaled $293,494 and $0 for the years ended December 31, 2000 and 1999, respectively.

                  The Company also has entered into an agreement with Roberts Brothers Properties, LLC for the rental of office facilities. Amount paid / accrued under the agreement totaled $128,334 and $0 for the years ended December 31, 2000 and 1999, respectively. Roberts Brothers Properties, LLC is a limited liability company owned by the members of the Company.

                  The Company has various operating leases, primarily related to rentals of tower sites and office facilities.

                  At December 31, 2000, the aggregate minimum rental commitments under noncancellable operating leases for the periods shown are as follows:


            Year                    Amount
            ----            --------------------
            2001            $         1,236,000
            2002                      1,273,080
            2003                      1,311,272
            2004                      1,350,611
            2005                      1,391,129
            Thereafter                5,994,564
                           --------------------
                            $        12,556,656
                           ====================

6)       Commitments and Contingencies

                  The Company is a defendant in a lawsuit . The plaintiff is seeking $300,000. The Company has filed a motion to dismiss the suit on the basis that it fails to state any legal claim on which relief can be granted by the court as a matter of loss. If the motion to dismiss is denied, the Company intends to vigorously defend the suit. The ultimate resolution of this matter is not ascertainable at this time. No provision has been made in the financial statements related to this claim.

7)       Subsequent Events

                  On February 14, 2001, the Company combined its operations with Alamosa PCS Holdings, Inc. in a reorganization transaction in which the Company and Alamosa PCS Holdings, Inc. each became a wholly- owned subsidiary of Alamosa Holding, Inc.

                  The members' of the Company received 13,500,000 shares of Alamosa PCS Holdings, Inc. stock and $4,000,000 in cash. As part of the reorganization, the Company transferred to the members', Roberts Tower Company or other entities controlled by them, certain assets amounting to $ 7,095,293 that include real estate, towers, Nortel base stations and retail store sites that were funded directly or indirectly with capital contributions to the Company by the members'.

                  On February 14, 2001, Alamosa, as borrower; entered into a $280.0 million secured credit facility with Citicorp USA, as administrative agent and collateral agent Toronto Dominion (Texas), Inc., as syndication agent; EDC as co-documentation agent; First National Bank, as documentation agent; and a syndicate of banking and financial institutions.

                  The following is a summary of the principal terms of the new credit facility.

                  The new credit facility consists of:

         o a 7-year senior secured 12-month delayed draw term loan facility in an aggregate principal amount of up to $255.0 million; and

         o 7-year senior secured revolving credit facility in a aggregate principal amount of up to $40.0 million, part of which will be available in the form of letters of credit.

                  Under the new credit facility, interest will accrue, at Alamosa's option: (i) at the London Interbank Offered Rate adjusted for any statutory reserves ("LIBOR")., or (ii) the base rate which is generally the higher of the administrative agent's base rate, the federal funds effective rate plus 0.50% or the administrative agents's base CD rate plus 0.50%, in each case plus an interest margin which is initially 4.00% for LIBOR borrowings and 3.00% for base rate borrowings. The applicable interest margins are subject to reductions under a pricing grid based on ratios of Alamosa's total debt to its earnings before interest, taxes, depreciation and amortization ("EBITDA"). The interest rate margins will increase be any additional 200 basis points in the event Alamosa fails to pay principal, interest or other amounts as they become due and payable under the new credit facility. This secured credit facility with Citicorp USA was used to pay off DLJ (Note 4).

8)       Reclassifications

                  Certain items in the December 31, 1999 report have been reclassified to conform to current year classifications. Such reclassifications had no effect on previously reported net income.